 Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Prospectus for USCF ETF Trust of our report dated August 28, 2023, including the statements of assets and liabilities and the schedules of investments, of each of the funds indicated in the table below (each a series of the USCF ETF Trust, the “Trust” and collectively, the “Funds”) as of June 30, 2023, and the related statements of operations, changes in net assets and financial highlights for each of the periods indicated in the table below, including the related notes and schedules (collectively referred to as the “financial statements”):

Fund	Statements of operations	Statements of changes in net assets	Financial highlights
USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund	For the year ended June 30, 2023.	For the years ended June 30, 2023 and 2022.	For the years ended June 30, 2023, 2022, 2021, 2020 and 2019.
USCF Gold Strategy Plus Income Fund	For the year ended June 30, 2023.	For the year ended June 30, 2023 and the period from inception (November 2, 2021) through June 30, 2022.	For the year ended June 30, 2023 and the period from inception (November 2, 2021) through June 30, 2022.
USCF Midstream Energy Income Fund	For the year ended June 30, 2023.	For the years ended June 30, 2023 and 2022.	For the years ended June 30, 2023 and 2022 and the period from inception (March 23, 2021) through June 30, 2021.
USCF Dividend Income Fund	For the year ended June 30, 2023.	For the year ended June 30, 2023 and the period from inception (June 7, 2022) through June 30, 2022.	For the year ended June 30, 2023 and the period from inception (June 7, 2022) through June 30, 2022.
USCF Energy Commodity Strategy Absolute Return Fund	For the period from inception (May 4, 2023) through June 30, 2023.	For the period from inception (May 4, 2023) through June 30, 2023.	For the period from inception (May 4, 2023) through June 30, 2023.
USCF Sustainable Battery Metals Strategy Fund	For the period from inception (January 10, 2023) through June 30, 2023.	For the period from inception (January 10, 2023) through June 30, 2023.	For the period from inception (January 10, 2023) through June 30, 2023.

Denver, Colorado

October 25, 2023